Exhibit 10.2

CONDITIONAL GUARANTY AGREEMENT

THIS CONDITIONAL GUARANTY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is entered into as of May 26, 2023, by EVEREST CONSOLIDATOR ACQUISITION CORPORATION, a Delaware corporation (the “Guarantor”), in favor of EVEREST CONSOLIDATOR – A SERIES OF MASTER FUND I LLC (the “Noteholder”).

W I T N E S E T H:

WHEREAS, on or about the date hereof, Everest Consolidator Sponsor, LLC – Warrants Series, a series of Delaware series limited liability company (the “Sponsor”), has issued and sold a promissory note in substantially the form attached hereto as Exhibit A (the “Note”) to the Noteholder;

WHEREAS, to induce the Noteholder to purchase Note from the Sponsor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to execute and deliver this Guaranty, whereby the Guarantor, subject in all respects to the satisfaction (or waiver by the Guarantor) of the Condition (as defined below), and subject further to the waiver by the Noteholder set forth in Section 3 hereof, shall guarantee the payment when due of all Guaranteed Obligations (as defined below); and

WHEREAS, in consideration of the direct and indirect financial and other support and benefits that the Sponsor has provided, and such direct and indirect financial and other support and benefits as the Sponsor may in the future provide, to the Guarantor, the Guarantor is willing to conditionally guarantee the Guaranteed Obligations.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Conditional Guaranty. Subject to, and effective only upon, the satisfaction (or waiver by the Guarantor) of the Condition, and subject further to the waiver by the Noteholder set forth in Section 3 hereof, Guarantor hereby guarantees, as primary obligor and not merely as a surety, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of all obligations under the Note, including, without limitation, the principal of and interest on the Note owed by the Sponsor pursuant to the Note (the foregoing being referred to collectively as the “Guaranteed Obligations”). Subject to, and effective only upon, the satisfaction (or waiver by the Guarantor) of the Condition, and subject further to the waiver by the Noteholder set forth in Section 3 hereof, upon the failure by the Sponsor to pay punctually any such amount or perform such obligation, subject to any applicable grace or notice and cure period, the Guarantor agrees that it shall forthwith pay such amount at the place and in the manner specified in the Note.

For purposes of this Guaranty, “Condition” means the Guarantor shall have consummated an initial Business Combination (as defined in the Guarantor’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time (the “Guarantor Certificate”)) prior to the Termination Date (as defined in the Guarantor Certificate).

Section 2.     Termination. The Guarantor’s obligations hereunder shall remain in full force and effect until the earliest to occur of (i) the payment in full or discharge and termination of the Note, (ii) the failure of the Condition to occur prior to the Termination Date or (iii) immediately prior to the voluntary or involuntary liquidation, dissolution or winding up of the Guarantor, at which time the guarantees made hereunder shall be terminated.

Section 3.     Trust Account Waiver. The Noteholder understands that the Guarantor has established a Trust Account (as defined in the Guarantor Certificate) for the benefit of the Guarantor’s public stockholders and that, except for certain limited distributions of interest earned on the funds held in the Trust Account, the Guarantor may disburse monies from the Trust Account only (i) to the public stockholders of the Guarantor in the event they elect to redeem their shares, (ii) to the public stockholders of the Guarantor upon the liquidation of the Guarantor if it fails to consummate a Business Combination or (iii) to the Guarantor after, or concurrently with, the consummation of a Business Combination. Notwithstanding anything in this Guaranty to the contrary, for and in consideration of the Guarantor entering into this Guaranty and for other good and valuable consideration the receipt of which is hereby acknowledged, the Noteholder agrees, on behalf of itself, its affiliates, its equity holders and any of its respective representatives, that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, this Guaranty and/or any other negotiations, contracts or agreements with the Guarantor and will not seek recourse against the Trust Account (or the funds therein) for any reason whatsoever. This section shall survive the termination of this Guaranty for any reason.

Section 4.     Notices. All notices, statements or other documents which are required or contemplated by this Guaranty shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing by the applicable party, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by e-mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Section 5.     No Other Waivers. No failure or delay by the Noteholder, no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Noteholder of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 6.     Successors and Assigns. This Guaranty is for the benefit of the Noteholder and its successors and permitted assigns; provided, that the Guarantor shall not have any right to assign its rights or obligations hereunder without the consent of the Noteholder, and any such assignment in violation of this Section 6 shall be null and void; and in the event of an assignment of any amounts payable under the Note in accordance with the terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors and assigns.

Section 7.     Amendments, Etc. The terms of this Guaranty may be waived, altered or amended only by an instrument in writing duly executed by the Guarantor, the Sponsor and the Noteholder. Any such amendment or waiver shall be binding upon the Noteholder, the Sponsor and the Guarantor.

Section 8.     Governing Law; Jurisdiction. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.     WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE NOTEHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.   Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 11.   Merger. This Guaranty and the Note constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 12.   Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

Section 13.   Counterparts. This Guaranty may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Guaranty or in any other certificate, agreement or document related to this Guaranty or the other Basic Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable Law, including any state law based on the Uniform Electronic Transactions Act or the UCC. Each of the parties hereto agrees that the transaction consisting of this Guaranty may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Guaranty using an electronic signature, it is signing, adopting, and accepting this Guaranty and that signing this Guaranty using an electronic signature is the legal equivalent of having placed its handwritten signature on this Guaranty on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Guaranty in a usable format.

Section 14.   No Petition. The Noteholder hereby covenants and agrees that it will not at any time institute against the Guarantor, or join in any institution against the Guarantor of, any bankruptcy, reorganization, insolvency or similar proceedings, or other proceedings under any federal, state or foreign bankruptcy or similar law in connection with any obligations hereunder.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

GUARANTOR:

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

By:	/s/ Adam Dooley
Name: Adam Dooley
Title: Chief Executive Officer

SPONSOR:

EVEREST CONSOLIDATOR SPONSOR, LLC – WARRANTS SERIES

By: Belay Associates, LLC, its Managing Member

By:	/s/ Adam Dooley
Name: Adam Dooley
Title: Manager

[Signature Page to Conditional Guaranty Agreement]

Acknowledged and Agreed to:

NOTEHOLDER:

EVEREST CONSOLIDATOR – A SERIES OF MASTER FUND I LLC

By:	/s/ Jenna Fernandes
Name: Jenna Fernandes
Title: Manager, Authorized Signer, Finally Fund Admin LLC

[Signature Page to Conditional Guaranty Agreement]

Exhibit A

Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO EVEREST CONSOLIDATOR SPONSOR, LLC – WARRANTS SERIES THAT SUCH REGISTRATION IS NOT REQUIRED.

EVEREST CONSOLIDATOR SPONSOR, LLC – WARRANTS SERIES

PROMISSORY NOTE

$1,725,000	May 26, 2023

No. 1

FOR VALUE RECEIVED, Everest Consolidator Sponsor, LLC – Warrants Series, a series of a Delaware series limited liability company (the “Maker”), promises to pay to EVEREST CONSOLIDATOR – A SERIES OF MASTER FUND I LLC or its assigns (the “Holder”) the principal sum of $1,725,000, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 16.0% per annum. Subject to the conversion provisions set forth herein, all principal and accrued interest shall be due and payable on demand of the Holder at any time after December 30, 2023 (the “Demand Date”).

Interest on this Note shall be computed on the basis of a year of three hundred sixty-five (365) days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

This Note shall become due and payable immediately and automatically without notice or demand upon the occurrence at any time of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(1)	the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or all or any substantial portion of the Maker’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

(2)	an involuntary petition is filed, or any proceeding or case is commenced, against the Maker (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Maker or to take possession, custody or control of any property of the Maker, or an order for relief is entered against the Maker in any of the foregoing.

All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

The terms and provisions of this Note may be modified or amended only by a written instrument duly executed by the Maker and by the Holder.

This Note may be prepaid, in whole or in part, at any time, without the prior written consent of the Holder.

All payments by the Maker under this Note shall be applied first to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

The Maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

The Holder agrees that no managing member, other holder of membership or equity interests, director or officer of the Maker shall have any personal liability for the repayment of this Note.

By accepting this Note and countersigning below, the Holder represents and warrants to the Maker that such Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended.

All rights and obligations hereunder shall be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York and this Note is executed as an instrument under seal.

Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

MAKER:

EVEREST CONSOLIDATOR SPONSOR, LLC – WARRANTS SERIES

By: Belay Associates, LLC, its Managing Member

By:
Name: Adam Dooley
Title: Manager

HOLDER:

EVEREST CONSOLIDATOR – A SERIES OF MASTER FUND I LLC

By:
Name:
Title: